BRIDGE LOAN AGREEMENT

THIS BRIDGE LOAN AGREEMENT, dated as of June 18, 2008, is entered into by and between **TISSERA, INC.**, a Washington corporation with headquarters located at Maskit 6, 4th Floor, Herzlia 46733 Israel (the "Company"), and each individual or entity named on an executed counterpart of the signature page hereto (each such signatory is referred to as a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer [each, an "Other Buyer"] under such agreement and the Transaction Agreements, as defined below, referred to therein).

W I T N E S S E T H:

WHEREAS, the Company is seeking to borrow up to $1,650,000 on the terms contemplated in this Agreement and in the Transaction Agreements; and

WHEREAS, reference is made to that certain Subscription Agreement, dated as of December 28, 2006 (the "2006 Subscription Agreement"), to which the Company and the parties (each, a "2006 Subscriber") named in **Annex V** attached hereto (the "2006 Subscribers List"; the amount of each 2006 Subscriber's loan made pursuant to the 2006 Subscription Agreement is specified in the 2006 Subscribers List and is referred to as such 2006 Subscriber's "2006 Loan Amount") are parties; and

WHEREAS, the Company has given the opportunity to each of the 2006 Subscribers to become a Buyer under this Agreement, pro rata to their respective 2006 Loan Amounts;

WHEREAS, if any one or more of the 2006 Subscribers becomes a Buyer under this Agreement for a Purchase Price less than such Buyer's 2006 Loan Amount or does not become a Buyer, the Company may accept subscriptions from (i) one or more other 2006 Subscribers each of whom has subscribed for at least its 2006 Loan Amount to increase such party's Purchase Price or (ii) other third parties, such that the aggregate Purchase Price of all Buyers does not exceed the amount referred to above; and

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

WHEREAS, each Buyer wishes to lend funds in the amount of the Purchase Price (as defined below) to the Company, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, the repayment of which will be represented by

one or more Convertible Promissory Notes Series 08-B1 of the Company (each, a "Note" and collectively, the "Notes"), on the terms and conditions referred to herein; and

WHEREAS, in connection with the loan to be made by the Buyer, the Company has agreed to issue the Notes and the Warrants (as defined below) to the Buyer;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

a. Purchase.

(i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements (as defined below), the Buyer hereby agrees to loan to the Company the principal amount specified on the Buyer's signature page of this Agreement (the "Purchase Price"), out of the Aggregate Purchase Price (as defined below).

(ii) The obligation to repay the loan of the relevant Purchase Price from the Buyer shall be evidenced by the Company's issuance of one or more Notes to the Buyer in the aggregate principal amount of the Original Note Principal (as defined below). Each Note shall be payable on the earlier of (x) the date (the "Stated Maturity Date") which is one hundred eighty (180) days after the Initial Closing Date (as defined below) or (y) the date on which the New Transaction Threshold (as defined in the Note) occurs. The "Note Principal" is the amount equal to (x) the Buyer's Purchase Price, multiplied by (y) the Applicable Percentage (as defined below). The "Applicable Percentage" is the percentage which is equal to (x) one hundred percent (100%), plus (y) (1) the percent equal to fourteen percent (14%), multiplied by (2) the fraction, of which the numerator is the number of days from the relevant Buyer's Closing Date (as defined below) until the Stated Maturity Date and the denominator is 360. Each Note shall be shall be in the form of **Annex I** annexed hereto.

(iii) In consideration of the loan to be made by each Buyer, the Company agrees to issue to each Buyer the Warrants on the Closing Date. Additional provisions relating to the Warrants are provided below.

(iv) The loan to be made by the Buyer and the issuance of the Notes and the Warrants (the "Purchased Securities") to the Buyer and the other transactions contemplated hereby are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Purchased Securities, and are sometimes referred to collectively as the "Transactions."

b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

"Additional Closing Date" means, if there is more than one Closing Date, the relevant Closing Date after the Initial Closing Date.

"Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

"Aggregate Note Principal" means, as of any relevant date, the aggregate outstanding Note Principal of all Notes held by all Holders.

"Aggregate Purchase Price" means the total of all Purchase Prices of the Buyer and all Other Buyers; provided, however, that such amount shall not exceed $1,650,000 (the "Maximum Aggregate Purchase Price").

"Buyer Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

"Buyer's Allocable Share" means the fraction, of which the numerator is the outstanding Note Principal of the Buyer's Notes and the denominator is the Aggregate Note Principal.

"By-laws" means the by-laws of the Company (howsoever denominated), as amended to date.

"Certificate of Incorporation" means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

"Certificates" means the ink-signed Notes and the ink-signed Warrants, each duly executed by the Company and issued on the Closing Date in the name of the Buyer.

"Closing Date" means the date of the closing of the Transactions, as provided herein, and includes the Initial Closing Date and, if any, each Additional Closing Date; provided, however, that, no Closing Date shall be later than the Latest Closing Date.

"Closing Price" means the 4:00 P.M. closing bid price of the Common Stock on the Principal Trading Market on the relevant Trading Day(s), as reported by the Reporting Service for the relevant date.

"Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

"Company Counsel" means Sichenzia Ross Friedman Ference LLP.

"Company's SEC Documents" means the Company's filings on the SEC's EDGAR system which are listed on **Annex VI** annexed hereto, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said Annex VI.

"Conversion Certificates" means certificates representing any one or more of the following, if any: (i) Conversion Shares, (ii) Warrant Shares, or (iii) Adjustment Warrant Shares (as defined in Section 4(g) hereof).

"Conversion Date" means the date a Holder submits a Notice of Conversion, as provided in the Notes.

"Conversion Price" has the meaning ascribed to it in the Notes.

"Conversion Shares" means (i) the shares of Common Stock issuable upon conversion of the Notes, (ii) Adjustment Conversion Shares (as defined below), if any, or (iii) any or all of them, as the context may require.

"Converting Holder" means the Holder of Notes or Warrants, as the case may be, who or which has submitted a Notice of Conversion (as contemplated by the Notes) or a Notice of Exercise (as contemplated by the Warrants).

"Delivery Date" has the meaning ascribed to it, as may be relevant, in the Notes (with respect to Conversion Shares) or in the Warrants (with respect to Warrant Shares).

"Disclosure Annex" means **Annex VII** to this Agreement; provided, however, that the Disclosure Annex shall be arranged in sections corresponding to the identified Sections of this Agreement, but the disclosure in any such section of the Disclosure Annex shall qualify other provisions in this Agreement to the extent that it would be readily apparent to an informed reader from a reading of such section of the Disclosure Annex that it is also relevant to other provisions of this Agreement.

"Escrow Agent" means Krieger & Prager LLP, the escrow agent identified in the Joint Escrow Instructions attached hereto as **Annex II** (the "Joint Escrow Instructions").

"Escrow Funds" means the Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

"Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

"Excepted Issuances" means (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity which holders of such securities or debt are not at any time granted registration rights, (ii) the Company's issuance of securities in connection with strategic license

agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company's issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to stock option plans and employee stock purchase plans described in the Company's SEC Documents or in the Disclosure Annex at prices equal to or higher than the closing price of the Common Stock on the issue date of any of the foregoing, and (iv) as a result of the exercise of warrants or other rights or upon conversion of convertible securities which are granted or issued pursuant to this Agreement or which have been issued prior to the Closing Date, all on the original terms thereof.

"Holder" means the Person holding the relevant Securities at the relevant time.

"Initial Closing Date" means the Closing Date or, if there is more than one Closing Date for the Transactions contemplated by this Agreement, the Closing Date for the first of such closings.

"Issue Date Conversion Shares" means, with respect to the Closing Date, the number of shares of Common Stock equal to (x) the Note Principal of the Notes issued to the Buyer on the Closing Date, divided by (y) the Conversion Price on the Closing Date, as if such date were a Conversion Date (without regard to whether or not such Notes were convertible on such date in accordance with their terms).

"Last Audited Date" means July 31, 2007.

"Latest Closing Date" means July 31, 2008, except that with the written notice from the Company to the Escrow Agent and the Placement Agent, such date can be extended for up to two successive calendar months.

"Majority in Interest of the Holders" means, as of the relevant date, one or more Holders (i) whose respective outstanding principal amounts of the Notes held by each of them aggregate at least seventy-five percent (75%) of the Aggregate Note Principal as of such date, and (ii) whose outstanding Warrants Holdings aggregate at least seventy-five percent (75%) of the aggregate Warrant Holdings of all Holders as of such date.

"Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Agreements, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

"Maturity Date" has the meaning ascribed to it in the Notes.

"NASDAQ Market" means the NASDAQ Capital, Global or Global Select Markets or AMEX.

"Outstanding Note Principal" means, as of any relevant date, the outstanding principal of the Notes held by a Holder.

"Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

"Placement Agent" means UU Equities, Inc.

"Principal Trading Market" means the Over the Counter Bulletin Board or such other NASDAQ Market on which the Common Stock is principally traded at the relevant time, but shall not include the "pink sheets."

"Provision Expiration Date" means the earlier of (i) the date on which all Conversion Shares and all Warrant Shares have been resold or transferred by all the Holders (if, with respect to the Warrant Shares, all Warrants have either been exercised or expired) or (ii) the third anniversary after the later of the exercise or the expiration of all Warrants held by all Holders.

"Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders and reasonably acceptable to the Company.

"Rule 144" means, as may be in effect from time to time, (i) Rule 144 promulgated under the 1933 Act or (ii) any other similar rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration under the 1933 Act and without volume limitations and without restrictions on the manner of trading.

"Securities" means any or all of the Purchased Securities, the Conversion Shares and the Warrant Shares, as the context may require.

"Shares" means the shares of Common Stock representing the Conversion Shares or the Warrant Shares or any or all of them.

"State of Incorporation" means (i) for the Company, the State of Washington, and (ii) for each Subsidiary, the state of its incorporation of organization.

"Subsidiary" means, as of the relevant date, any subsidiary of the Company (whether or not included in the Company's SEC Documents) whether now existing or hereafter acquired or created; a list of the Company's current Subsidiaries and their respective States of Incorporation is included in the Disclosure Annex.

"Trading Day" means any day during which the Principal Trading Market shall be open for business.

"Transfer Agent" means, at any time, the transfer agent for the Company's Common Stock.

"Transaction Agreements" means this Bridge Loan Agreement, the Notes, the Joint Escrow Instructions, and the Warrants and includes all ancillary documents referred to in those agreements.

"Warrant Holdings" means, as of any relevant date, the total of (i) the Warrant Shares held by a Holder, plus (ii) the number of shares issuable to such Holder on the exercise of all outstanding Warrants held by such Holder (without regard to whether or not such Warrants were exercisable by such Holder on such date in accordance with their terms).

"Warrant Shares" means (i) the shares of Common Stock issuable upon exercise of the Warrants, (ii) Adjustment Warrant Shares (as defined below), if any, or (iii) any or all of them, as the context may require.

"Wire Instructions" means the Purchase Price Wire Instructions as provided in **Annex VIII** annexed hereto.

c. **Form of Payment; Delivery of Certificates.**

(i) The Buyer shall pay the Purchase Price by delivering, by wire transfer of funds as provided in the Wire Instructions, immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the relevant Closing Date, to be held in escrow pending the closing of the transactions contemplated hereby.

(ii) No later than the relevant Closing Date, but in any event promptly following payment by the relevant Buyer to the Escrow Agent of such Buyer's Purchase Price, the Company shall deliver the relevant Certificates, each duly executed on behalf of the Company and issued in the name of the relevant Buyer, to the Escrow Agent.

(iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a. Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement, if any, or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

c. All subsequent offers and sales of the Securities by the Buyer shall be made either pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from registration.

d. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e. The Buyer and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Securities which have been requested by the Buyer, including those set forth on in any annex attached hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's SEC Documents.

f. The Buyer understands that its investment in the Securities involves a high degree of risk.

g. If the Buyer is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code, as currently in effect), such Buyer hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase,

holding, redemption, sale, or transfer of the Securities. The Buyer's subscription and payment for and continued beneficial ownership, if any, of the Securities will not violate any applicable securities or other laws of the Buyer's jurisdiction.

h. If the Buyer is an individual, then the Buyer resides in the state or province identified in the address of the Buyer set forth on the Buyer's signature page to this Agreement. If the Buyer is a partnership, corporation, limited liability company or other entity, then the office or offices of the Buyer in which its principal place of business is the address or addresses of the Buyer set forth on the Buyer's signature page to this Agreement.

i. The Buyer hereby represents that, in connection with the Buyer's investment or the Buyer's decision to purchase the Purchased Securities, the Buyer has not relied on any statement or representation of any Person, including any such statement or representation by the Company, the Due Diligence Reviewer or the Placement Agent or any of their respective controlling Persons, officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth herein. In furtherance of the foregoing, and not in limitation thereof, the Buyer acknowledges that the Buyer is not relying upon any Person, other than the Company and its controlling Persons, officers and directors, as and to the extent specifically set forth herein, in making such investment. The Buyer agrees that none of (i) any Other Buyer, (ii) any controlling Persons, officers, directors, partners, agents, or employees of each respective Other Buyer or (iii) any of their respective attorneys shall be liable to the Buyer for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Purchased Securities or in connection with the Securities. Each of the Due Diligence Reviewer, Placement Agent, and each Other Buyer and each of their respective controlling Persons, officers, directors, partners, agents and employees and each of their respective attorneys is a third party beneficiary of this provision.

j. The offer to sell the Purchased Securities was directly communicated to the Buyer by the Company. At no time was the Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting.

k. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

l. This Agreement and each of the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer. This Agreement has been executed and delivered by the Buyer, and this Agreement is, and each of the other Transaction Agreements to which the Buyer is a party, when executed and delivered by the Buyer (if necessary), will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

m. The Buyer understands that if there is more than one Closing Date, Other Buyers did or will have the opportunity to enter into this Agreement on the same terms as those applicable to the Buyer, despite the fact that certain events occurred or will occur or other information became or will become known in the interim and despite the fact that certain facts, such as, but not necessarily limited to, trading prices and activity and the financial condition of the Company, may vary from those applicable to the Closing Date for the Buyer's Transactions.

3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of the relevant Closing Date that, except as otherwise provided in the Disclosure Annex or in the Company's SEC Documents:

a. Rights of Others Affecting the Transactions. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Purchased Securities. No party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

b. Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

c. Authorized Shares.

(i) The authorized capital stock of the Company consists of (x) 100,000,000 shares of Common Stock, $.0001 par value per share, of which approximately 45,591,809 are outstanding as of June__, 2008, and (y) 20,000,000 shares of Preferred Stock, $.0001 par value, of which no shares are outstanding as of such date.

(ii) There are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. If any such securities are listed on the Disclosure Annex, the number or amount of each such outstanding convertible security and the conversion terms are set forth in said Disclosure Annex.

(iii) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and

unissued shares of Common Stock as would be necessary to effect the issuance of the Conversion Shares on due conversion of the Notes and the issuance of the Warrant Shares on due exercise of the Warrants.

(iv) As of the Closing Date, the Conversion Shares and the Warrant Shares shall have been duly authorized by all necessary corporate action on the part of the Company, and, when issued upon a conversion of the Note or an exercise of the Warrant in accordance with their respective terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

d. **Transaction Agreements and Stock.** This Agreement and each of the other Transaction Agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the Notes, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company (if necessary), will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e. **Non-contravention.** The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Notes, the Warrants and the other Transaction Agreements do not and will not (i) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (A) the Certificate of Incorporation or By-laws, (B) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (C) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect, and (ii) except as contemplated hereby, (A) result in the creation or imposition of any lien, charge or encumbrance upon the Purchased Securities, the Shares or any of the assets of the Company or any of its Affiliates; or (B) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or (C) result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company. The timely payment of interest on the Notes is not prohibited by the Certificate of Incorporation or By-Laws, or any agreement, contract, document or other undertaking to which the Company is a party.

f. Securities Law Matters; Approvals.

(i) No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

(ii) Assuming the accuracy of the representations and warranties of the Holder set forth in Section 2, the offer and sale by the Company of the Purchased Securities is exempt from (A) the registration and prospectus delivery requirements of the 1933 Act and the rules and regulations of the SEC thereunder and (B) the registration and/or qualification provisions of all applicable state and provincial securities and "blue sky" laws.

g. Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since June 1, 2007, the Company has filed all annual and quarterly reports and all proxy statements required to be filed by the Company with the SEC under Section 13(a) or 15(d) of the 1934 Act. The financial statements of the Company included in the Company's SEC Documents, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements permitted by Form 10-QSB under the 1934 Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

h. Absence of Certain Changes. Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss

of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i. Full Disclosure. To the best of the Company's knowledge, there is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

k. Absence of Events of Default. Except as set forth in Section 3(e) hereof, (i) neither the Company nor any of its Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material agreement to which it is a party or by which its property is bound, and (ii) no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or any Subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

l. Absence of Certain Company Control Person Actions or Events. To the Company's knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) acting as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

m. **No Undisclosed Liabilities or Events.** To the best of the Company's knowledge, the Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the

Company which proposal would (x) change the Certificate of Incorporation or By-laws of the Company, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in Subsidiaries.

n. **No Integrated Offering.** Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since December 1, 2007, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

o. **No General Solicitation**. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Purchased Securities.

p. **No Market Manipulation.** The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares or affect the price at which such Shares may be issued or resold.

q. **Dilution.** The Conversion Shares and the Warrant Shares may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.

r. **Fees to Brokers, Placement Agents and Others.** The Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Company acknowledges that it has agreed to pay in connection with the Transactions contemplated hereby (i) the Due Diligence Review Fee to the Due Diligence Reviewer (as those terms are defined in the Joint Escrow Instructions) and (ii) the Placement Agent's Compensation (as defined in the Joint Escrow Instruction) to the Placement Agent. Except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a "Buyer's Fee"), Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of the Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer's Fee).

s. **Tax Returns.** The Company and each of its Subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

t. **No Disagreements with Accountants and Lawyers**. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such agreements during the two years prior to the Closing Date.

u. **DTC Status.** The Company's transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Transfer Agent is set forth on the Disclosure Annex.

v. **Investment Company.** Neither the Company nor any Affiliate is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

w. **Subsidiary Representations.** The Company makes each of the representations contained in Sections 3(a), (b), (c)(ii) and (iii), (e), (g), (h), (j), (k), (m), (t) and (v) of this Agreement, as same relate to each Subsidiary of the Company.

x. **Company Predecessor.** All representations made by or relating to the Company of a historical or prospective nature and all undertaking described in Sections 4(t) through (y), inclusive, shall relate and refer to the Company, its predecessors, and the Subsidiaries.

y. **Disclosure.** All information relating to or concerning the Company set forth in the Transaction Agreements or in the Company's public filings with the SEC is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company.

z. **Confirmation.** The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Buyer for a period of three (3) years from

the relevant Closing Date. The Company agrees that, if any events occur or circumstances exist prior to the release of the Buyer's Purchase Price to the Company on the relevant Closing Date which would make any of the Company's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer (directly or through its counsel, if any) and the Escrow Agent in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a. Transfer Restrictions. The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or, except as specifically contemplated by the Transaction Agreements, to comply with the terms and conditions of any exemption thereunder.

b. Restrictive Legend. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act and may be sold in accordance with an effective registration statement, or until such Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

> THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

c. Filings. The Company undertakes and agrees to make all filings required to be made by it in connection with the sale of the Securities to the Buyer under the 1933 Act, the 1934 Act or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of the Principal Trading Market, and, unless such filing is publicly available

on the SEC's EDGAR system (via the SEC's web site at no additional charge), to provide a copy thereof to the Buyer promptly after such filing. Reference is made to the Section titled "Publicity, Filings, Releases, Etc." below.

d. **Reporting Status**. So long as the Buyer beneficially owns any of the Notes, the Conversion Shares, the Warrants or the Warrant Shares, the Company (i) shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, (ii) shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c) of the 1933 Act, is publicly available, (iii) shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination, (iv) until the earlier of the resale of all Conversion Shares and all Warrant Shares (if, with respect to the Warrant Shares, all Warrants have either been exercised or expired) by all Holders or the third anniversary after the later of the exercise or expiration of all Warrants held by all Holders, shall take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Shares) on the Principal Trading Market or a listing on a NASDAQ Market and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it, and (v) shall comply with Regulation FD promulgated by the SEC or any similar rule or regulation regarding the dissemination of information regarding the Company, and in furtherance of the foregoing, and not in limitation thereof, and notwithstanding anything to the contrary in this Agreement or in any of the other Transaction Agreements, without the prior written consent of the Holder in each instance, not disclose to the Holder any non-public material information regarding the Company.

e. **Use of Proceeds**. The Company will use the net proceeds received hereunder (excluding amounts paid as contemplated by the Joint Escrow Instructions) for general corporate purposes.

f. **Warrants.** The Company agrees to issue to the Buyer on the relevant Closing Date one or more warrants (each, a "Warrant") for the purchase, in the aggregate, of two hundred percent (200%) of the Issue Date Conversion Shares. Each Warrant shall have an exercise price of $0.185 per share (the "Exercise Price"; such Exercise Price will be subject to adjustment as provided in the Warrant). Each Warrant shall be exercisable commencing on issuance and expiring at the close of business on the date which is the last day of the calendar month in which the fifth (5th) annual anniversary of the Initial Closing Date occurs. Each Warrant shall have cashless exercise rights, exercisable at any time, and automatic exercise provisions, each as provided in the Warrant. Except as specified above, each Warrant shall generally be in the form annexed hereto as **Annex IV.**

g. **Favored Nations Provision**. Other than in connection with the Excepted Issuances, if at any time until twenty-four (24) months after the Initial Closing Date, the Company shall, without the prior written consent of a Majority in Interest of Holders, offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or

modify any of the foregoing which may be outstanding) to any person or entity at a price per common share (a "New Share Price") or exercise price per common share (a "New Exercise Price") which shall be less than then applicable Conversion Price in respect of the Conversion Shares or less than the then applicable Exercise Price in respect of the Warrant Shares, then (x) the Conversion Price for any outstanding Notes shall be reduced to the New Share Price, and the Company shall issue, for each such occasion, additional shares of Common Stock ("Adjustment Conversion Shares") to each Holder holding Conversion Shares so that the total number of such Conversion Shares plus the Adjustment Conversion Shares multiplied by the New Share Price shall be equal to such outstanding Conversion Shares multiplied by the Conversion Price immediately before such reduction, and (y) the Exercise Price on any outstanding Warrants shall be reduced to the New Exercise Price and the Company shall issue, for each such occasion, additional shares of Common Stock ("Adjustment Warrant Shares") to each Holder holding Warrant Shares so that the total number of such Warrant Shares plus the Adjustment Warrant Shares multiplied by the New Exercise Price shall be equal to such outstanding Warrant Shares multiplied by the Exercise Price immediately before such reduction. The average Purchase Price of the Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Shares and Warrant Shares. The delivery to the Holder of the Adjustment Conversion Shares or Adjustment Warrant Shares shall be not later than the three (3) Trading Days after the closing date of the transaction giving rise to the requirement to issue such shares (such third Trading Day, a "Delivery Date"). For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock at other than a fixed price per share shall result in the issuance of the additional shares of Common Stock upon the issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than then Conversion Price or Exercise Price or both, as the case may be, as adjusted by the foregoing provisions of this paragraph. The rights of the Holder set forth in this Section 4(g) are in addition to any other rights the Holder has pursuant to this Agreement or any of the other Transaction Agreements.

h. **Certain Agreements**. Any other provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall not engage in any offers, sales or other transactions of its securities which would adversely affect the exemption from registration available for the Transactions contemplated by the Transaction Agreements.

i. **Rule 144**. With a view to making available to the Holder the benefits of Rule 144, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act until twenty (20) Trading Days after the date on

which the Holder may sell any Conversion Shares and any Warrant Shares without regard to the filing of such reports by the Company; and

(iii) furnish to the Holder so long as such party owns Notes, Conversion Shares, Warrants or Warrant Shares, promptly upon request, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (B) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration; and

(iv) at the request of any Holder then holding Warrants, give the Transfer Agent instructions (supported by an opinion of Company counsel, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent's receipt from such Holder of

> (A) a certificate (a "Rule 144 Certificate") certifying (1) that the Holder's holding period (as determined in accordance with the provisions of Rule 144) for the Shares which the Holder proposes to sell (the "Securities Being Sold") is not less than the minimum holding period then required under Rule 144 and (2) as to such other matters as may be appropriate in accordance with Rule 144, and
>
> (B) an opinion of counsel acceptable to the Company (for which purposes it is agreed that Krieger & Prager LLP shall be deemed acceptable)[1] if not given by Company counsel) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement,

the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the relevant Holder, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Buyer). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

j. **Publicity, Filings, Releases, Etc.** Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing

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[1]The Company will be responsible for paying the fees of such counsel or reimbursing the Holder for any such fees paid or payable by the Holder.

any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. In furtherance of the foregoing, the Company will provide to the Buyer drafts of the applicable text of the first filing of a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K (or equivalent SB forms) intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two (2) Trading Days before such filing will be made) and will not include in such filing any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC as well as any descriptive text accompanying or part of such filing which is accurate and reasonably determined by the Company's counsel to be legally required. Notwithstanding, but subject to, the foregoing provisions of this Section 4(j), the Company will, after the Initial Closing Date, promptly issue a press release and file a Current Report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Agreements. The Company agrees to timely file a Form D with respect to the Purchased Securities if required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.

k. Available Shares.

(i) The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Reserved Amount") at least equal to the sum of (x) through the Stated Maturity Date specified in the Notes, one hundred fifty percent (150%) of the number of shares of Common Stock issuable as may be required, at any time, to satisfy the conversion rights of the Holders of principal on all outstanding Notes, plus (y) one hundred percent (100%) of the number of shares issuable upon exercise of all outstanding Warrants held by the Holders (in each case, whether any of such outstanding Notes or Warrants were originally issued to the Holder, the Buyer or to any other party and without regard to any restrictions which might limit any Holder's right to convert any of the Notes or to exercise any of the Warrants held by such Holder).

(ii) The Reserved Amount shall be determined on each relevant Closing Date and after any subsequent adjustment to the Conversion Price, as provided in this Agreement or in the Notes, and thereafter on the first Trading Day after the end of each subsequent calendar quarter (each such determination date, a "Reserved Share Determination Date"), and the number of shares to be reserved shall be based on (q) all outstanding Notes and the Conversion Price which would have been applicable as of such Reserved Share Determination Date and (r) all unexercised Warrants as of such date. The Reserved Amount determined on such date shall remain the Reserved Amount until the next New Transaction Closing Date or the next quarterly determination, as the case may be and shall be reduced only to the extent of Conversion Shares or Warrant Shares actually issued on

conversion of the Notes or exercise of the Warrants by the Holder. The Company shall give written instructions to the Transfer Agent to reserve for issuance to the Buyer the number of shares equal to the Reserved Amount. The Company will, at the request of the Buyer, provide written confirmation, certified by an executive officer of the Company, of the number of shares then reserved for the Buyer and that the instructions referred to in the preceding sentence have been given to the Transfer Agent.

l. **Independent Nature of Buyers' Obligations and Rights.** The obligations of each Buyer under the Transaction Agreements are several and not joint with the obligations of any Other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any Other Buyer under any one or more of the Transaction Agreements. The decision of each Buyer or Other Buyer to purchase Purchased Securities pursuant to the Transaction Agreements has been made by such Buyer independently of any Other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries, if any, which may been made or given by any Other Buyer or any of their respective officers, directors, principals, employees, agents, counsel or representatives (collectively, including the Buyer, the "Buyer Representatives"). No Buyer Representative shall have any liability to any Other Buyer or the Company relating to or arising from any such information, materials, statements or opinions, if any. Each Buyer acknowledges that no Other Buyer has acted as agent for such Buyer in connection with making its investment hereunder and that no Buyer will be acting as agent of such Other Buyer in connection with monitoring its investment in the Purchased Securities or enforcing its rights under the Transaction Agreements. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that, for reasons of administrative convenience, (x) the Transaction Agreements have been prepared by counsel for one of the Buyers and such counsel does not represent all of the Buyers with respect to the transactions contemplated hereby, and each other Buyer has retained its own counsel (or had the opportunity to do so) with respect to such transactions, and (y) the Company has elected to provide each of the Buyers with the same Transaction Agreements for the purpose of closing a transaction with multiple Buyers and not because it was required or requested to do so by any Buyer. In furtherance of the foregoing, and not in limitation thereof, the Company acknowledges that nothing contained in this Agreement or in any Transaction Agreement, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute any two or more Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements.

m. **Equal Treatment of Buyers.** No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Agreements unless the same consideration is also offered to all of the parties to the Transaction Agreements.

n. Independent Investment Decision. No Buyer has agreed to act with any Other Buyer for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Buyer is acting independently with respect to its investment in the Securities. The decision of each Buyer to purchase Purchased Securities pursuant to this Agreement has been made by such Buyer independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or its subsidiaries which may have made or given by any Other Buyer or by any agent or employee of any Other Buyer, and no Buyer or any of its agents or employees shall have any liability to any Other Buyer (or any other person) relating to or arising from any such information, materials, statements or opinions.

o. NASD Rule 2710. The Company is aware that the Corporate Financing Rule 2710 ("NASD Rule 2710") of the National Association of Securities Dealers ("NASD") is or may become applicable to the transactions contemplated by the Transaction Agreements or to the sale by a Holder of any of the Securities. If NASD Rule 2710 is so applicable, the Company shall, to the extent required by such rule, timely make any filings and cooperate with any broker or selling stockholder in respect of any consents, authorizations or approvals that may be necessary for the NASD to timely and expeditiously permit the stockholder to sell the securities.

p. Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary, if any, to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

q. Extension of Certain Provision of 2006 Subscription Agreement. The Company agrees that, as additional consideration for the Buyer who or which is a 2006 Subscriber entering into this Agreement, effective upon the relevant Closing Date, the phrase "until twenty-four (24) months after the Closing Date" in Section 12(b) of 2006 Subscription Agreement, insofar as it applies to the Buyer, shall be amended to read "until forty-eight (48) months after the Closing Date." The foregoing amendment shall apply to the 2006 Loan Amount multiplied by a fraction (the "Buyer's Fraction"), of which the numerator is such Buyer's Purchase Price (but not more than the 2006 Loan Amount) and the denominator is such Buyer's 2006 Loan Amount. If the Buyer's Fraction is less than 1.00, the amendment shall apply to first conversions or warrant exercises, as the case may be, of securities issued to such Buyer pursuant to the 2006 Subscription Agreement.

r. Failure to Make Timely Filings. The Company agrees that, if the Company fails to timely file on the SEC's EDGAR system any information required to be filed by it, whether on a Form 10-K, Form 10-Q, Form 8-K, Proxy Statement or otherwise, the Company shall be liable to pay to the Holder an amount based on the following schedule (where "No. Trading Days Late" refers to each Trading Day after the latest due date for the relevant filing):

No. Trading Days Late	Late Filing Payment For Each $10,000 of Adjusted Value[2]
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Trading Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand by the Holder; provided, however, that the Holder making the demand may specify that the payment shall be made in shares of Common Stock at the Conversion Price applicable to the date of such demand. If the payment is to be made in shares of Common Stock, the "Delivery Date" for such shares shall determined from the date of such demand as if a timely Notice of Conversion had been given under the Note (without regard to the expiration of any conversion rights under the Note, but subject to the provisions of Section 8(C) thereof, the certificates to be delivered shall be considered Conversion Certificates, and the demand for payment of such amount in shares shall be considered a Notice of Conversion (but the delivery of such shares shall be in payment of the amount contemplated by this paragraph and not in payment of any principal or interest on any Note).

s. **Taxes**. From the date of this Agreement and until the Provision Expiration Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges

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[2] "Adjusted Value," as of the date which is the latest due date for the relevant filing, is equal to the sum of (i) the outstanding principal of the Note (provided that this provision shall only apply if, as of such latest due date, the Note was convertible into Conversion Shares), (ii) the number of Conversion Shares held by the Holder multiplied by Conversion Price applicable to such shares, (iii) the number of shares issuable on exercise of outstanding Warrants held by the Holder multiplied by the Exercise Price, and (iv) the number of Warrant Shares held by the Holder multiplied by the Market Price (as defined in the Warrant) applicable to such shares.

or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

t. **Insurance.** From the date of this Agreement and until the Provision Expiration Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

u. **Books and Records.** From the date of this Agreement and until the Provision Expiration Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

v. **Governmental Authorities.** From the date of this Agreement and until the Provision Expiration Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

w. **Intellectual Property.** From the date of this Agreement and until the Provision Expiration Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

x. **Properties.** From the date of this Agreement and until the Provision Expiration Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

y. **Additional Negative Covenants.** From the date of this Agreement and until the Provision Expiration Date, without the consent of a Majority in Interest of the Holders, the Company will not, and will not permit any of its Subsidiaries, to directly or indirectly:

> (i) create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease

having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a "Lien") upon any of its property, whether now owned or hereafter acquired except for (i) the Excepted Issuances, (ii) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers', warehousemen's, mechanics', material men's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company's business up to the amount of the purchase price of such property, or (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f), a "Permitted Lien");

(ii) amend its Certificate of Incorporation, By-laws or its charter documents so as to adversely affect any rights of the Buyer;

(iii) repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Agreements;

(iv) prepay any financing related or other outstanding debt obligations; or

(v) engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

z. **Right of First Refusal.** During the period from the Initial Closing Date through and including the date which is five hundred forty (540) days after the Initial Closing Date, the Buyer shall be given not less than seven (7) Trading Days' prior written notice (a "New Transaction Notice") of any proposed sale by the Company to any party of its common stock or other securities or debt obligations (a "New Transaction;" provided, however, that such term does not include any transaction which is an Excepted Issuance and does not include any transaction consummated on a subsequent Additional Closing Date hereunder). The New Transaction Notice shall include a summary of the terms of the proposed New Transaction and copies of the relevant proposed transaction documents. The Buyer shall have the right during the seven (7) Trading Days following receipt of the New Transaction Notice to give written notice to the Company of the Buyer's agreement to participate in all or a portion of such New Transaction,. If more than one Buyer elects to participate in the New Transaction such that the total from all participating Buyers is more than the total funding of the New Transaction, each such Buyer will be afforded the opportunity to participate for an amount which is equal to the total funding multiplied by a fraction, of which the numerator is the Buyer's Purchase Price and the denominator is the total Purchase Price of all participating Buyers. In the event the terms and conditions of the New Transaction are modified prior to the consummation of the New Transaction, each Buyer shall be given prompt notice of such modification and shall have the right during the seven (7) Trading Days following the notice of modification to exercise such right on the terms provided above.

aa. **Administrative Costs.** The Company will reimburse for the Holder for all Administrative Costs (as defined below) incurred by the Holder, whether paid or payable by the Holder. The term "Administrative Costs" means extraordinary costs in administering and protecting the Holder's rights under the Transaction Agreements, including, but not necessarily limited to, costs of collection and attorneys' fees and expenses in connection therewith.

bb. **Computation of Dates in Transaction Agreements.** The Company and the Buyer agree that, anything herein or in any other Transaction Agreement to the contrary notwithstanding, all references in this Agreement or in any other Transaction Agreement to a date determined (howsoever denominated) in relation to the "Closing Date," shall be deemed to refer to the date so determined in relation to the Initial Closing Date, even if the Buyer's Closing Date was subsequent to the Initial Closing Date. In furtherance of the foregoing, and not in limitation thereof, each Note shall have the Stated Maturity Date determined based on the Initial Closing Date.

5. TRANSFER AGENT INSTRUCTIONS.

a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue the Conversion Shares and the Warrant Shares as provided in this Agreement or in any of the other Transaction Agreements upon conversion of the Notes, exercise of the Warrants or otherwise in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other

Transaction Agreements. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company (unless waived by the Company) that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of Conversion Shares or Warrant Shares issuable on conversion of the Notes, on exercise of the Warrants or as otherwise provided in this Agreement or any of the other Transaction Agreements, promptly instruct the Company's Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer. The delivery of such certificates shall be effected within three (3) Trading Days after the Buyer's request (such third day, a "Delivery Date").

b. Subject to the provisions of this Agreement, the Company will permit the Buyer, if relevant, to convert the Note in the manner contemplated by the Note and to exercise the Warrant in the manner contemplated by the Warrant.

c. (i) The Company understands that a delay in the issuance of the Conversion Shares or the Warrant Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon exercise in accordance with the following schedule (where "No. Trading Days Late" refers to the number of Trading Days which is beyond two (2) Trading Days after the Delivery Date):

No. Trading Days Late	Late Payment For Each $10,000 of Converted Note Principal or of Exercise Price of Exercised Warrant
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Trading Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Buyer's exclusive remedy (other than the following provisions of this Section 5(c)) for such delay. Furthermore, in addition to any other remedies which may be available to the

Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close of business on the tenth Trading Day after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion or Notice of Exercise, as the case may be, by delivering a notice to such effect to the Company, whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise; provided, however, that an amount equal to any payments contemplated by this Section 5(c) which have accrued through the date of such revocation notice shall remain due and owing to such Exercising Holder (as defined below) notwithstanding such revocation.

(ii) If, by the close of business on the fifth Trading Day after the Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of the Note or exercise of the Warrant, as the case may be,, and after such fifth Trading Day, the Holder of the Note being converted or the Warrant being exercised (each, an "Exercising Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Exercising Holder (the "Sold Shares"), which delivery such Exercising Holder anticipated to make using the Shares to be issued upon such exercise (a "Buy-In"), the Exercising Holder shall have the right, in addition to and not in lieu of all other amounts contemplated in other provisions of the Transaction Agreements, including, but not limited to, the provisions of the immediately preceding Section 5(c)(i), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the number of Sold Shares multiplied by the excess, if any, of (x) the Exercising Holder's total purchase price per share (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds per share (after brokerage commissions, if any) received by the Exercising Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Exercising Holder in immediately available funds immediately upon demand by the Exercising Holder. By way of illustration and not in limitation of the foregoing, if the Exercising Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Exercising Holder will be $1,000.

c. The provisions of this paragraph apply if the provisions of Rule 144 would then be applicable to the sale of the relevant Shares by the Holder without restriction or other limitation (collectively, the "Effective Period"). During the Effective Period, the Company will issue Shares without legend and without transfer restrictions on the books of the Transfer Agent, and, at the request of the Holder, will use it best efforts to have previously issued certificates representing the Shares re-issued without legend and without transfer restrictions on the books of the Transfer Agent. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of a Note or upon exercise of a Warrant or at the request of the Holder with respect to any Shares previously issued, provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and the Holder's compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause the Transfer Agent to

electronically transmit to the Holder the Common Stock issuable upon conversion of a Note or upon exercise of the Warrant or in replacement of any Shares previously issued by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The Company specifically acknowledges that, as of the date hereof and as of the Closing Date, the Transfer Agent is participating in the DTC program and the Company is not aware of any plans of the Transfer Agent to terminate such participation. While any Holder holds any Note which may be converted into Conversion Shares, any Conversion Shares, any Warrant or any Warrant Shares, the Company will not appoint any transfer agent which does not participate in the DTC program.

d. The Company shall assume any fees or charges of the Transfer Agent or Company counsel regarding (i) the removal of a legend or stop transfer instructions with respect to certificates as contemplated above, and (ii) the issuance of certificates or DTC registration to or in the name of the Holder or the Holder's designee or to a transferee as contemplated above. Notwithstanding the foregoing, it shall be the Holder's responsibility to obtain all needed formal requirements (specifically: medallion guarantee and prospectus delivery compliance) in connection with any electronic issuance of shares of Common Stock.

e. The Holder of any Note or Warrant shall be entitled to exercise its conversion or exercise privilege with respect thereto notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such holder's exercise privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Note or the exercise of the Warrant. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

f. The Company will authorize the Transfer Agent to give information relating to the Company directly to the Holder or the Holder's representatives upon the request of the Holder or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Holder in connection with a Notice of Conversion or Notice of Exercise, or (ii) the aggregate number of outstanding shares of Common Stock of all shareholders (as a group, and not individually) as of a current or other specified date. At the request of the Holder, the Company will provide the Holder with a copy of the authorization so given to the Transfer Agent.

6. CLOSING DATE.

a. The Initial Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 6 and 7 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run. If additional subscriptions and the related Purchase Price are received after the Initial Closing Date, one or more additional Additional Closing Dates may be held; provided that (i) for all Closing Dates, the aggregate Purchase Price of all Buyers for all such Closing Dates shall not exceed the Maximum Aggregate Purchase Price, and (ii) no Closing Date shall be later than the Latest Closing Date.

b. The closing of the Transactions shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the relevant Escrow Funds to the Company and to others and to release the other relevant Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Buyer understands that the Company's obligation to sell the relevant Purchased Securities to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

a. The execution and delivery of this Agreement by the Buyer;

b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the relevant Purchase Price in accordance with this Agreement;

c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The Company understands that the Buyer's obligation to purchase the relevant Purchased Securities on the relevant Closing Date is conditioned upon:

a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company, and each of the Transaction Agreements executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

b. The delivery by the Company to the Escrow Agent of the relevant Certificates in accordance with this Agreement;

c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date; and with respect to each Additional Closing Date, (x) there shall have been no Material Adverse Effect from the Initial Closing Date

through and including such Additional Closing Date and (y) an executive officer of the Company[3] shall issue a certificate substantially in the form of **Annex IX** hereto with respect thereto (the "Officer's Certificate"; provided, however, that such Officer's Certificate may update certain factual information, such as the number of shares of the Company's stock outstanding, included in Section 3);

e. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in **Annex III** attached hereto; except that with respect to each Additional Closing Date, this condition shall be satisfied by the delivery to the Escrow Agent of either such an opinion or a statement from counsel to the Company that such Buyer may rely on an opinion previously issued to Other Buyers in connection with a previous Closing Date;

f. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

g. From and after the date hereof to and including such Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii) no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market.

9. INDEMNIFICATION AND REIMBURSEMENT.

a. (i) The Company agrees to indemnify and hold harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer's failure to perform any covenant or agreement contained in this Agreement or the Buyer's or its officer's, director's, employee's, agent's or Buyer Control Person's illegal or willful misconduct, gross negligence, recklessness or bad faith (in each case, as determined by a non-appealable judgment to such effect) in performing its obligations under this Agreement.

(ii) The Company hereby agrees that, if the Buyer, other than by reason of its gross negligence or willful misconduct (in each case, as determined by a non-appealable judgment

---

[3] "Executive officer" means one or more of the following: president, chairman of the board, chief executive officer, chief financial officer.

to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person. The Company also agrees that neither the Buyer nor any such Affiliate, partner, director, agent, employee or Buyer Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except as may be expressly and specifically provided in or contemplated by this Agreement.

b. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

(i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an "Indemnified Party") might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability

or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

(x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

(y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, each in a reasonable manner, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of

such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(ii) In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the

claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

10. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

11. SPECIFIC PERFORMANCE. The Company and the Buyer acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Agreements were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties (including any Holder) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a Notice of Exercise, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Agreements, the Company shall not raise as a legal defense, based on any claim that the Holder or anyone associated or affiliated with the Holder has violated any provision hereof or any other Transaction Agreement, has engaged in any violation of law or for any other reason, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver said stock certificates to the Holder. The proceeds of such bond shall be payable to the Holder to the extent that the Holder obtains judgment or its defense is recognized. Such bond shall remain in effect until the completion of the relevant proceeding and, if the Holder appeals therefrom, until all such appeals are exhausted. This provision is deemed incorporated by reference into each of the Transaction Agreements as if set forth therein in full.

12. GOVERNING LAW: MISCELLANEOUS.

a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or

the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on *forum non conveniens*, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

f. A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all parties hereto.

g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

k. All dollar amounts referred to or contemplated by this Agreement or any other Transaction Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

13. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY: At the address set forth at the head of this Agreement.
Attn: Chief Executive Officer
Telephone No.: (011-972-9) 9561-151
Telecopier No.: (011-972-9) 9561-152

with a copy to:

Sichenzia Ross Friedman Ference LLP
Attn: Jonathan R. Shechter, Esq.
61 Broadway, 32nd Fl.
New York, NY 10006
Telephone No.: (212) 930-9700
Telecopier No.: (212) 930-9725

BUYER: At the address set forth on the signature page of this Agreement.

with a copy to:

Krieger & Prager LLP, Esqs.
39 Broadway
Suite 920
New York, NY 10006
Attn: Ronald J. Nussbaum, Esq.
Telephone No.: (212) 363-2900
Telecopier No. (212) 363-2999

ESCROW AGENT: Krieger & Prager LLP, Esqs.
39 Broadway
Suite 920
New York, NY 10006
Attn: Samuel Krieger, Esq.
Telephone No.: (212) 363-2900
Telecopier No. (212) 363-2999

14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, for a period of three (3) years after the Closing Date and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

[Balance of page intentionally left blank]

[BRIDGE LOAN AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, with respect to the Purchase Price specified below, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

PURCHASE PRICE: $______________________

BUYER:

[*please **PRINT** all information except signature*]

______________________________ Address

____

Telecopier No. ________________

______________________________ Jurisdiction of Incorporation or Organization

______________________________ Printed Name of Buyer

By: ______________________________ (Signature of Authorized Person)

______________________________ Printed Name and Title

	Name:	*e-mail address:*
Contact person:	______________________	______________________

If the above Notice Address is *not* *the Residence (for individual Buyer) or Principal Place of Business (for Buyer which is not an individual)*, such Residence or Principal Place of Business is:

____

____

____

COMPANY:

TISSERA, INC.

By: ______________________________

Title: ______________________________

Contact person: ______________________ ______________________

<u>ANNEX SCHEDULE</u>

ANNEX I	FORM OF NOTE
ANNEX II	JOINT ESCROW INSTRUCTIONS
ANNEX III	OPINION OF COUNSEL OF COMPANY
ANNEX IV	FORM OF WARRANT
ANNEX V	2006 SUBSCRIBERS LIST
ANNEX VI	COMPANY'S SEC DOCUMENTS AVAILABLE ON EDGAR
ANNEX VII	COMPANY DISCLOSURE
ANNEX VIII	PURCHASE PRICE WIRE INSTRUCTIONS
ANNEX IX	OFFICER'S CERTIFICATE